Exhibit 10.1

Summary of Outside Director Compensation Program

Annual Retainers

Director

$40,000

Paid quarterly at beginning of

quarter

Chair of Audit Committee

+$15,000

Paid quarterly

Chair of Compensation Committee

+$10,000

Paid quarterly

Chair of Nominating and Governance

+$7,500

Paid quarterly

Committee

Non-chair Audit Committee member

+$5,000

Paid quarterly

Non-chair Compensation Committee

+$7,800

Paid quarterly

member

Non-chair Nominating and Governance

+$5,000

Paid quarterly

Committee member

Note:  All travel expenses paid based on voucher.

STOCK COMPENSATION:

$57,000/year; each grant subject to one year vesting; stock compensation granted in May of year.

Note:  For subsequent new Board members who join Board mid-year, cash and stock compensation is pro-rated.